    U.S.        SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

   FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 22, 2004

COMMISSION FILE NUMBER: 000-21268

Americana Gold and Diamond Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   Delaware
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

   84-1023321
(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

4790 Caughlin Parkway #171
Reno Nevada 89509-0907
TELEPHONE: 775 750 0450
   FAX 775 746 3951
(ADDRESS AND PHONE NUMBER OF PRINCIPAL OFFICES)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        The Share Exchange Agreement (the “Agreement”) dated as of the 12th day of January 2004, amongst Americana Gold and Diamond Holdings, Inc., a Delaware corporation (hereinafter referred to as “AGDM” or “Buyer”), Jerry G. Mikolajczyk, (hereinafter referred to as the “Shareholder” or the “Seller”) and Platinum Works, Inc., a Florida corporation (hereinafter referred to as the “Company”), was amended, effective as of June 22, 2004, to eliminate certain conditions of the respective parties to closing, all as set forth in the Amendment included as an Exhibit hereto.

        There are no arrangements or understandings between AGDM and PWI with respect to the election of directors or other matters.

        There are no arrangements, known to the registrant, the operation of which may, at a subsequent date, result in a change in control of registrant.

        A copy of the amendments to the agreement is included as an exhibit to this filing.

EXHIBITS

10.01 — Amendment to Share Exchange Agreement, dated June 22, 2004.

SIGNATURES

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

DATED: June 23, 2004	Americana Gold and Diamond Holdings, Inc. By: /s/ Daniele L. Forigo Daniele L. Forigo President